UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 13, 2020

The Estée Lauder Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

212-572-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 15, 2020, The Estée Lauder Companies Inc. (the “Company”) announced that effective May 1, 2020 and continuing through October 31, 2020, the base salary for each of the Company’s Named Executive Officers will be reduced as follows:

Named Executive Officer	Base Salary Reduced by:
William P. Lauder, Executive Chairman	50%
Fabrizio Freda, President and Chief Executive Officer	50%
Tracey T. Travis, Executive Vice President and Chief Financial Officer	30%
John Demsey, Executive Group President	30%
Cedric Prouvé, Group President - International	30%

The Company’s press release dated April 15, 2020 contains additional information about compensation matters concerning other Executive Officers as well as the Board of Directors.

Item 8.01 Other Events

The Company’s press release dated April 15, 2020, concerning an update on initiatives related to COVID-19, is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 15, 2020, of The Estée Lauder Companies Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date:	April 15, 2020	By:	/s/ Tracey T. Travis
Tracey T. Travis
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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